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                                                                   Exhibit 10.10


                      SUPPLEMENTAL EXECUTIVE RETIREMENT AND
                           DEFERRED COMPENSATION PLAN
                                       FOR
                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND




         1.       Purpose

                  This Supplemental Executive Retirement Plan ("Plan") is intended to provide Participants (as defined herein), their Surviving Spouses, or Beneficiaries with the full dollar amount of Employer-provided pension benefits obtainable under the Financial Institution Retirement Fund as adopted by First Federal Savings Bank of Siouxland ("Retirement Plan"), the Financial Institutions Thrift Plan as adopted by First Federal Savings Bank of Siouxland ("Thrift Plan") and the First Federal Savings Bank of Siouxland Employee Stock Ownership Plan ("ESOP") (collectively, the "Benefit Plans") and any other tax-qualified employee benefit plans under Section 401(a) of the Internal Revenue Code (the "Code") that First Federal Savings Bank of Siouxland (the "Bank") may adopt but which may not be accrued under the limitations imposed by
Section 415 of the Internal Revenue Code (the "Code") and the limitation on includible compensation imposed by Section 401(a)(17) of the Code. In addition, this Plan is intended to provide a vehicle for certain eligible employees to defer compensation in excess of the amount that such employees would be eligible to defer under the Thrift Plan due to the limitations imposed by Sections 401(k), 401(m) or 402(g) of the Code. The benefits provided under the Plan (as described below) are intended to constitute a deferred compensation plan for "a select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.       Definitions

                  Where the following words and phrases appear in the Plan, they shall have the respective meaning as set forth below unless the context clearly indicates the contrary. Except to the extent otherwise indicated herein, and to the extent inconsistent with the definitions provided below, the definitions contained in the Retirement Plan, the Thrift Plan and the ESOP are applicable under the Plan.

                  "Applicable Limitation" means any one of the following: (a) the maximum limitation on annual benefits payable by the Retirement Plan (or a qualified defined benefit plan under section 415(b) of the Code); (b) the maximum limitation on annual additions to a qualified defined contribution plan under section 415(c) of the Code; (c) the maximum limitation on the aggregate projected annual benefits payable by qualified defined benefit plans and the annual additions to qualified defined contribution plans under section 415(e) of the Code, (d) the maximum limitation on the annual amount of compensation that may, under section 401(a)(17) of the Code,



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be taken into account in determining contributions and benefits under qualified plans, and (e) with respect to the Thrift Plan (or successor plan), the limitations on salary deferrals and matching contributions under section 401(k), 401(m), and 402(g) of the Code.

                  "Beneficiary" means the person or persons designated by the Participant under the Benefit Plans of the Bank to receive benefits in the event of the Participant's death. In the event no Beneficiary is designated or required by law under one or more of the Benefit Plans, the Participant's Beneficiary shall be his or her Surviving Spouse, or if there is none, then his or her children, who shall take in equal shares per stirpes. If the Participant has no surviving children, then the Beneficiary shall be the Participant's estate.

                  "Board of Directors" means the Board of Directors of First Federal Savings Bank of Siouxland.

                  "Change in Control" shall mean a change in control of the Bank or Company of a nature that; (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and applicable rules and regulations promulgated thereunder as in effect on the date hereof; or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank issued to the Company in connection with the conversion and reorganization of First Federal Bankshares, M.H.C. and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) the Incumbent Board ceases for any reason to constitute at least a majority of the board of directors of the Bank or Company; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the resulting entity and which the Incumbent Board does not approve of or consent to; or (d) a proxy statement is distributed that solicits proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.


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                  "Committee" means the Supplemental Executive Retirement Plan
Committee of the Board of Directors.

                  "Compensation" means salary payable to a Participant during the calendar year, before reduction in amounts deferred under this Plan or any other salary reduction program. Compensation does not include bonuses, expense reimbursements, or any other payments or benefits.

                  "Company" means First Federal Bankshares, Inc., the stock holding company of the Bank.

                  "Deferral Account" means the account maintained by the Bank in accordance with Section 5 of the Plan with respect to any Elective Deferrals of Compensation of a Participant.

                  "Deferral Period" means the period over which a Participant has elected to defer a portion of his Compensation.

                  "Determination Date" means the last day of each calendar month.

                  "Effective Date" means _________, 1998.

                  "Elective Deferrals" means the amounts deferred by a Participant from his Compensation in accordance with his or her Deferral Election.

                  "Eligible Employee" means an employee of the Employer on whose behalf benefits are payable under the Retirement Plan.

                  "ESOP" means the First Federal Savings Bank of Siouxland Employee Stock Ownership Plan, and any successor thereto.

                  "Employer" means First Federal Savings Bank of Siouxland with respect to its employees, and any successors by merger, purchase, reorganization or otherwise. If a subsidiary or affiliate of the Employer adopts the Plan, it shall be deemed the Employer with respect to its employees.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

                  "Interest Rate" means for the designated measurement period, the average interest rate on certificates of deposit maturing in twelve (12) months.


                                        3

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                  "Participant" means an Eligible Employee who has been
designated for participation in this Plan pursuant to Section 3.1.

                  "Plan" means the First Federal Savings Bank of Siouxland Supplemental Executive Retirement Plan, as set forth herein and as may be amended from time to time.

                  "Plan Year" means the period from _________, 1998 through ____________, 1999, and each _________ to ____________ thereafter.

                  "Retirement Plan" means the Financial Institution Retirement Fund as adopted by First Federal Savings Bank of Siouxland, as amended from time to time, and any successor thereto.

                  "Stock" means the common stock of First Federal Bankshares, Inc., par value $.01.

                  "Surviving Spouse" means the legal spouse of a Participant, living at the time of the death of the Participant.

                  "Thrift Plan" means the Financial Institutions Thrift Plan as adopted by the First Federal Savings Bank of Siouxland, as amended from time to time, and any successor thereto.

         3.       Participation

                  3.1 Designation to Participate. Upon the designation of the Committee, and subject to the approval of the Board of Directors, Employees may become Participants at any time during the Plan Year. Each Employee initially selected by the Committee to participate in the plan shall be set forth on Exhibit A attached hereto and made a part hereof.

                  3.2 Continuation of Participation. An Employee who has become a Participant shall remain a Participant so long as benefits are payable to or with respect to such Participant under the Plan.

         4.       Benefit Requirements and Payments

                  4.1 Supplemental Employer-Provided Retirement Plan Benefits. A Participant shall be entitled to receive as a benefit from this Plan, the supplemental retirement plan benefit set forth in 4.1-1, below, the supplemental thrift plan benefit set forth in 4.1-2, below and the supplemental ESOP benefit set forth in 4.1-3, below. In the event of the death of a Participant prior to the commencement of payment of benefits hereunder, the Beneficiary or Beneficiaries of the Participant shall be entitled to receive as a benefit from this Plan a benefit equal to 100% of the supplemental retirement benefit, 100% of the supplemental thrift benefit and 100% of the supplemental ESOP benefit that would have been payable to the Participant at the time of his death.




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                           4.1-1 A Participant shall be entitled to a
supplemental retirement benefit or supplemental survivor benefit under this Plan in an amount equal to the excess of:

                  (i) the retirement or survivor benefit to which he would be entitled under the Retirement Plan in the absence of the Applicable Limitations, determined on the basis of the benefit form elected under the Retirement Plan; over

                  (ii) the actual retirement or survivor benefit to which he is entitled under the Retirement Plan, computed at termination of employment, determined on the basis of the benefit form elected under the Retirement Plan;

provided, however, that if the Plan is terminated with respect to a Participant prior to the occurrence of his termination of employment, such supplemental retirement or survivor benefit that would have been payable to him under this section 4.1-1, on the basis of the benefit form elected by the Participant under the Retirement Plan, if his termination of employment had occurred as of the date of the termination of the Plan. In the event of the Participant's death, benefits will be paid to his Beneficiary, if applicable.

                           4.1-2 A Participant shall be entitled to a
supplemental thrift benefit under this Plan which, on the first Determination Date to occur following his termination of employment equals: (A) the product of
(i) the Bank contributions (i.e., other than Elective Deferrals) that could not be credited to the Participant's account in the Thrift Plan as a result of the Applicable Limitations, together with the interest deemed to accrue each year at the Interest Rate, multiplied by (ii) his vested percentage under the Bank's Thrift Plan; provided, however, that the amount determined under this Section shall in no event be less than zero, plus (B) the Participant's Elective Deferrals made under Section 5 of thus Plan, together with interest deemed to accrue each year at the Interest Rate. From the first Determination Date to occur following the Participant's termination of employment until the Participant's supplemental thrift plan benefits are entirely distributed, the amount not yet distributed shall continue to accrue interest at the Interest Rate.

                           4.1-3 The supplemental ESOP benefit is a dollar
amount equal to (a) less (b), where:

                           (a) is the aggregate of the fair market values (determined annually as of the last day of the relevant ESOP plan year) of the number of shares of Stock that would have been allocated to the account of the Participant, and the earnings thereon, but for the Applicable Limitations; and

                           (b) is the aggregate of the fair market values (determined annually as of the last day of the relevant ESOP plan year) of the number of shares of Stock actually allocated to the account of the Participant for the relevant ESOP plan year, and the earnings thereon.

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                  4.2 Incidents of Supplemental Retirement Payments. Benefits
under this Section 4 shall include all attributes in which payment is made from the Retirement Plan, the Thrift Plan and the ESOP, including but not limited to:

                           (a)      Retirement whether normal, early, or late;
                           (b)      Disability;
                           (c)      Death; or
                           (d)      Termination of employment.

                  Except to the extent otherwise indicated, and to the extent otherwise inconsistent with the terms of this Plan, the provisions of the Retirement Plan, the Thrift Plan and ESOP are hereby incorporated by reference.

                  4.3 Form of Supplemental Retirement Payments.

                           4.3-1 A Participant's supplemental retirement plan
benefit under Section 4.1- 1 of this Plan generally shall be paid to or with respect to the Participant in the same form and at the same time as the Participant's retirement income under the Retirement Plan. Benefits under
Section 4.1-1 of this Plan shall cease with the cessation of benefits to the Participant or Beneficiary under the Retirement Plan.

                           4.3-2 A Participant's supplemental thrift plan
benefit under Section 4.1-2 of this Plan and under Section 5 generally shall be paid to or with respect to the Participant in the same form and at the same time as the Participant's benefit is distributed under the Thrift Plan. Benefits under Section 4.1-2 of this Plan shall cease with the cessation of benefits to the Participant or Beneficiary under the Thrift Plan.

                           4.3-3 A Participant's supplemental ESOP benefits
under Section 4.1-3 of this Plan shall be a benefit paid in cash or, if elected by the Participant, in the form set forth in 4.3-4 below. Such benefit shall be paid to or with respect to the Participant at the same time as the Participant's benefit is distributed under the ESOP. Benefits under Section 4.1-3 of this Plan shall cease with the cessation of benefits to the Participant, or his or her Surviving Spouse or his or her Beneficiary under the ESOP.

                           4.3-4 (A) If a trust is established and is permitted
to hold Stock of the Company, a Participant's Supplemental ESOP benefit shall be distributed in shares of Stock of the Company, if elected by the Participant and consented to by the Committee. Any fractional shares of Stock of the Company attributable to the Participant will be distributed in cash.

                                    (B) If no trust is established or if
established, such trust is not permitted by applicable law to invest in Stock of the Company, a Participant may elect upon receiving a distribution from the Plan, that the Committee convert the cash benefit attributed to his supplemental ESOP benefit into shares of Stock of the Company. The value of a Participant's supplemental ESOP benefit at the time of distribution shall be converted to shares of the Company's common stock by dividing the cash credited to the Participant's supplemental ESOP benefit by the last price quoted for the shares of Stock of the Company on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System. Such shares of Stock will be issued in the name of the Participant. No shares will be issued in the name of the Administrator of the Plan. The delivery of the shares to the Participant will act as a discharge of the Administrator's obligation of payment on the supplemental ESOP benefit. Any funds that cannot be converted to shares of Stock of the Company will be distributed in cash.

                           4.3-5 Notwithstanding subsections 4.3-1, 4.3-2 and
4.3-3, if any of the Retirement Plan, the Thrift Plan or the ESOP are terminated and the assets distributed, the Committee shall determine if a Participant's supplemental account balance or accrued benefit under this Plan attributable to such terminated plan shall be similarly distributed, or, if the Participant has not terminated employment, if such balance shall be held by the Plan and distributed in a lump sum within thirty (30) days of the Participant's termination of employment. With respect to the supplemental thrifts plan benefit, if a Participant has received a hardship distribution or other in-service distribution of the entire balance of his or her Thrift Plan account, and such distribution is not due to the termination of the Thrift Plan, the Participant's supplemental thrift plan benefit shall be held by the Plan and shall be distributed to the Participant within thirty (30) days of his or her termination of employment.

         5.       Elective Deferrals and Deferral Commitment.

                  5.1 Accounts. For record keeping purposes only, a Deferral Account shall be maintained for each Participant who makes Elective Deferrals hereunder. Separate subaccounts shall be maintained to the extent necessary to properly reflect each Participant's total vested Account balance.

                  5.2 Elective Deferrals of Compensation. In accordance with rules established by the Committee, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant. The amount so deferred will be considered a Participants "Elective Deferrals". A Participant's Elective Deferrals shall be withheld from each payment of Compensation and credited to the Participant's Account as the nondeferred portion of the Compensation becomes or would have become payable. The Participant shall be entitled to defer Compensation under the Plan that the Participant is prohibited from deferring under the Thrift Plan due to the Applicable Limitations, but not in excess of $ ___________ dollars. Ordinarily, a Participant shall make such an election with respect to the next calendar year by submitting a Deferral Compensation Agreement (attached hereto as Exhibit B) during the period beginning on December 1 and ending on December 15 of the immediately preceding calendar year or during such other period as established by the Committee. In the event a participant initially becomes eligible to participate during the course of the calendar year, the Participant must submit the Deferred Compensation Agreement within thirty (30) days of notification of the Participant's eligibility. Such Deferred Compensation Agreement shall be applicable only to Compensation attributable to services not yet performed. A Participant's Elective Deferral shall remain in effect for each subsequent year unless modified by filing a subsequent Deferred Compensation Agreement with the Committee in the manner set forth herein. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess being withheld from the Participant's Account.

                  5.3 Interest. The Accounts shall be credited monthly with Interest earned based on the Interest Rate specified in Section 2. Interest earned shall be calculated as of each Determination Date based upon the average daily balance of the account since the preceding Determination Date and shall be credited to the Participant's Account at that time.

                  5.4 Determination of Accounts. Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferrals credited, any Bank Contributions credited under
Section 4.1-2 plus interest earned, minus the amount of any distributions made since the immediately preceding Determination Date.

                  5.5 Vesting of Accounts. Each Participant shall be 100% vested in the amounts credited to his Deferral Account and earnings thereon.

         6.       Administration of the Plan

                  6.1 Committee; Duties. This Plan shall be administered by the Committee which shall consist of not less than three (3) persons appointed by the Board of Directors. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions including interpretations of this Plan, that may arise in connection with the administration of the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under the Plan.

                  6.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

                  6.3 Binding Effect of Decisions.. The decision or action of the Committee regarding any question arising out of, or in connection with, the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

                  6.4 Indemnity of Committee. The Bank shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from

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any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                  6.5 Statement of Accounts. The Committee shall submit to each Participant, within one hundred twenty (120) days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance to the credit of the Account maintained for a Participant.

         7.       Claims Procedure

                  7.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty (30) days.

                  7.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

                           (a) The reason for denial, with specific reference to
the Plan provisions on which the denial is based.

                           (b) A description of any additional material or
information required and an explanation of why it is necessary.

                           (c) An explanation of the Plan's claim review
procedure.

                  7.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

                  7.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

         8.       Amendment or Termination

                  8.1 Amendment of Plan. A majority of the Board of Directors may amend this Plan at any time or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such amendment shall adversely affect the benefits of the Participant which have accrued prior to such action.

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                  8.2 Termination of Plan. The Plan shall not be terminated
until all accrued benefits payable under the terms of the Plan are either paid or forfeited.

         9.       Miscellaneous

                  9.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. However, the Bank may elect to establish a fund for the benefit of Participants as described in Section 8.3 below. This Plan will continue to be unfunded for tax purposes and Title I of ERISA even if benefits are funded by the Bank under Section 9.3 below.

                  9.2 Unsecured General Creditor. The Participant and his Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Such policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.

                  9.3 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

                  9.4 Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

                  9.5 Expenses of Plan. All expenses of the Plan will be paid by the Employer.

                  9.6 Limitation on Benefits and Payments. Subject to the provisions of Section 9.7, a person entitled to retirement benefits pursuant to
Section 4.1 shall have a claim upon
the Employer only to the extent of the monthly payments, if any, due up to and including the then current month and shall not have a claim against the Employer for any subsequent monthly payment unless and until such payment shall become due and payable.

                  9.7 Change of Control of the Bank or Company. Notwithstanding any other provision herein, there shall become immediately due and payable upon a Change in Control of the Bank or Company, a Participant's supplemental retirement plan benefit, supplemental thrift plan benefit and supplemental ESOP benefit in a lump sum amount equal to the sum of (i) the present actuarial value of the supplemental retirement plan benefit, (ii) the account balance attributable to the supplemental thrift plan benefit, and (iii) the account balance attributable to the supplemental ESOP benefit.

                  9.8 Withholding; Payroll Taxes. The Employer shall withhold from payments made hereunder any taxes required to be withheld from the Participant's wages for the federal or any state or local government.

                  9.9 Participation by Subsidiaries and Affiliates. If any employer is now or hereafter becomes a subsidiary or affiliated company of the Employer and its employees participate in the Retirement Plan, the Thrift Plan and/or the ESOP, the Board of Directors may authorize such subsidiary or affiliated company to participate in this Plan upon appropriate action by such employer necessary to adopt the Plan.

                  9.10 Delivery of Elections to Committee. All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from the Employer, a Participant, Beneficiary or other person to the Committee shall be on the appropriate form, shall be mailed by first-class mail or delivered to such address as shall be specified by such Committee, and shall be deemed to have been given or delivered only upon actual receipt thereof by such Committee at such location.

                  9.11 Delivery of Notice to Participants. All notices, statements, reports and other communications required or permitted under the Plan from the Employer or the Committee to any officer, Participant, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Committee.

         10.      Construction of the Plan

                  10.1 Construction of the Plan. The provisions of this Plan shall be construed, regulated and administered according to the laws of the State of Delaware, to the extent not superseded by Federal law.

                  10.2 Counterparts. This Plan has been established by the Employer in accordance with the resolutions adopted by the Board of Directors and may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.

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                  10.3 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, and as evidence of the adoption of the Plan by the Employer, it has caused the same to be signed by its officer duly authorized, and its corporate seal to be affixed this ___ day of ______________, 199__.


ATTEST:                               FIRST FEDERAL SAVINGS BANK
                                       OF SIOUXLAND


                                      By:
------------------------                 -------------------------

                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




         Participant                                 Date of Participation
         -----------                                 ---------------------











                                    Exhibit A

                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND
             SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

                         DEFERRED COMPENSATION AGREEMENT


         I, __________________________________, hereby elect to defer
$__________ (or _______%) of my Compensation. Such deferrals shall commence on January 1, 199_, and shall renew annually unless otherwise changed at least fifteen (15) days prior to January 1 of any year in the Deferral Period. I understand that this election to defer applies only to Compensation attributable to services not yet performed.

         I understand that my election to defer shall continue in accordance with this Deferred Compensation Agreement until such time as I submit a New Deferred Compensation Agreement to the Administrator, at least fifteen (15) days prior to any January 1st of my Deferral Period.

         I understand that any amounts deferred hereunder shall be distributed at the same time and in the same manner as my benefits under the Bank's Thrift Plan, subject to Section 4.3-5 of the Plans and, provided, that if amounts I have deferred under the Thrift Plan are distributed to me during my employment for reasons other than the termination of the Thrift Plan, the amounts deferred hereunder shall be held by the Plan and distributed to me in a lump sum within thirty (30) days of my termination of employment.

         I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting a member of the Committee.

         This Agreement shall become effective upon execution (below) by both the person whose name appears above and a member of the Committee

         Dated this ___ day of _______, 1998.



-----------------------------
(Executive)



-----------------------------
(Bank's duly authorized Officer)












                                    Exhibit B

                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND
             SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

                          BENEFICIARY DESIGNATION FORM


         ____________________, a Participant under the terms of the Supplemental Retirement and Deferred Compensation Plan executed by First Federal Savings Bank of Siouxland (the "Bank"), effective January 1, 1999, hereby designates the following Beneficiary to receive any benefits under such Plan, following his death:


PRIMARY BENEFICIARY:
                                -------------------------------------

SECONDARY BENEFICIARY:
                                -------------------------------------

         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

         Such Beneficiary Designation is revocable upon the submission of a subsequent properly executed Beneficiary Designation to the Committee.


DATE: ______________________, 19___



-----------------------------------         ------------------------------
(WITNESS)                                   PARTICIPANT SIGNATURE



-----------------------------------
(WITNESS)

















                                    Exhibit C